Exhibit 99.1

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Nuvation Bio Reports Third Quarter 2022 Financial Results and Provides

Business Update

Dosing underway for Phase 1 monotherapy study of NUV-868 in advanced solid tumors

Expect to initiate Phase 1b combination study of NUV-868 by the end of 2022

On track to nominate first clinical candidate from Drug-Drug Conjugate (DDC) platform by the end of 2022

Strong financial position provides cash runway through 2028; cash, cash equivalents and marketable securities of $673.9 million as of September 30, 2022

New York, November 3, 2022 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the third quarter ended September 30, 2022, and provided a business update.

“We are encouraged by the continued clinical progress of NUV-868 and look forward to the initiation of Phase 1b combination cohorts later this year, which we anticipate will provide better understanding of the potential benefit this therapy can offer a wide range of patients with advanced solid tumors,” said David Hung, M.D., Founder, President and Chief Executive Officer of Nuvation Bio. “We also expect to nominate the first clinical candidate from our DDC platform by the end of 2022, underscoring the growth-driving capabilities of this platform as we work to tackle some of the greatest unmet needs in oncology.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

•

Dosing ongoing in the Phase 1 monotherapy study of NUV-868. Nuvation Bio continues to enroll the Phase 1 monotherapy study in advanced solid tumors. The Company expects to initiate the Phase 1b study of NUV-868 in combination with olaparib in ovarian, pancreatic, metastatic castration-resistant prostate and triple negative breast cancers, or in combination with enzalutamide in metastatic castration-resistant prostate cancer, by the end of 2022.

Drug-Drug Conjugate Platform: Solid tumors

•	Nomination of first clinical candidate from the DDC platform is expected by the end of 2022.

Third Quarter 2022 Financial Results

As of September 30, 2022, Nuvation Bio had cash, cash equivalents and marketable securities of $673.9 million.

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For the three months ended September 30, 2022, research and development expenses were $21.3 million, compared to $17.1 million for the three months ended September 30, 2021. The increase was primarily due to restructuring costs of $1.6 million related to severance and benefit costs and $5.7 million related to contract termination costs offset by $2.8 million decrease in third-party costs related to research services and manufacturing, as well as a $0.3 million decrease in personnel-related costs driven by the termination of the NUV-422 program.

For the three months ended September 30, 2022, general and administrative expenses were $8.0 million, compared to $5.7 million for the three months ended September 30, 2021. The increase was primarily due to a $1.9 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation, a $0.2 million increase in occupancy expenses, a $0.1 million increase in professional fees, and a $0.1 million of restructuring costs related to severance and benefit costs.

For the three months ended September 30, 2022, Nuvation Bio reported a net loss of $27.2 million, or $(0.12) per share. This compares to a net loss of $22.0 million, or $(0.11) per share, for the comparable period in 2021.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected timing of clinical trial initiation, the expected timing of clinical candidate nomination from the DDC platform, Nuvation Bio’s cash runway and the potential therapeutic benefit of its product candidates. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; risks related to cost reduction efforts; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q to be filed with the SEC on or about November 3, 2022, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

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Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

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NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

Unaudited

(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$138,690	$132,423
Prepaid expenses and other current assets	5,094	3,642
Marketable securities	535,255	632,969
Interest receivable on marketable securities	2,350	3,039

Total current assets	681,389	772,073
Property and equipment, net	902	786
Operating lease right-of-use assets	4,060	2,871
Lease security deposit	138	421

Total assets	$686,489	$776,151

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,995	$3,925
Current operating lease liabilities	1,100	863
Accrued expenses	9,916	12,137

Total current liabilities	14,011	16,925
Warrant liability	1,171	11,037
Non-current operating lease liabilities	3,372	2,192

Total liabilities	18,554	30,154

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000
(Class A 1,000,000,000, Class B 60,000,000) shares authorized as of September 30, 2022 and December 31, 2021,
218,392,607 (Class A 217,392,607, Class B 1,000,000) and 217,948,568 (Class A 216,948,568, Class B 1,000,000)
shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	922,209	909,985
Accumulated deficit	(246,157)	(162,803)
Accumulated other comprehensive income	(8,117)	(1,185)

Total stockholders’ equity	667,935	745,997

Total liabilities and stockholders’ equity	$686,489	$776,151

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NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$21,294	$17,122	$70,944	$47,035
General and administrative	8,044	5,669	24,455	16,674

Total operating expenses	29,338	22,791	95,399	63,709

Loss from operations	(29,338)	(22,791)	(95,399)	(63,709)

Other income (expense):
Interest income	2,127	847	3,925	2,061
Investment advisory fees	(263)	(170)	(647)	(454)
Change in fair value of warrant liability	462	125	9,866	332
Realized (loss) gain on marketable securities	(191)	10	(1,099)	56

Total other (expense) income, net	2,135	812	12,045	1,995

Loss before income taxes	(27,203)	(21,979)	(83,354)	(61,714)
Provision for income taxes	—	—	—	—

Net loss	$(27,203)	$(21,979)	$(83,354)	$(61,714)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.11)	$(0.39)	$(0.32)

Weighted average common shares outstanding, basic and diluted	218,300	207,101	216,123	193,730

Comprehensive loss:
Net loss	$(27,203)	$(21,979)	$(83,354)	$(61,714)
Other comprehensive income, net of taxes:
Unrealized loss on available-for-sale securities	(1,139)	(369)	(6,932)	(1,169)

Comprehensive loss	$(28,342)	$(22,348)	$(90,286)	$(62,883)